Exhibit 23.2

                          LAURENCE SOOKOCHOFF, P. ENG.

                        CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form S-1 to be filed by Wollemi Mining Corp. with the United States Securities and Exchange Commission:

      Report entitled "Geological Evaluation Report on the Bonanza Lode Mining Claim" dated December 11, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement on Form S-1.

Dated the 11th day of December, 2007.


/s/ Laurence Sookochoff
----------------------------------------
LAURENCE SOOKOCHOFF, P. Eng.